Merger and Acquisition Contract

This agreement, dated as of Sep.30th, 2008, is made and entered into by two parties at Ne He Wanlong Co., LTD.

1.	Transferor (hereinafter Part A): Ne He Wanlong Co., LTD

2.	The transferee (hereinafter Part B): Daqing Qingkelong Chain Commerce&Trade Co., Ltd.

Legal representative: Zhuangyi Wang

 For

3.	(1) Party A is Ne He Wanlong Co., LTD (hereinafter Wanlong), hold 100% property of the company.

(2) Party A is willing to transfer the operation right, effective assets and inventory of Wanlong to Party B, Party B agreed to receive the operation rights, assets and inventory.

In that way, Party A and Party B enter into the terms as follow:

Article 1 Target Company

Xinguang is an enterprise entity set up continues to exist according to Chinese law and a limited liability company controlled by Party A

Article 2 Operation Assets and inventory transferred

2.1 Party A transferred operation rights of Xinguang to Party B. Party A make sure the properties include:

(1) Xinguang and relevant materials and certificates of ownership of power supply, water supply facilities and other public facilities;

(2) From the setup day of Xinguang, it has all the original copies of approvals, licenses, permits, taxes, etc. that all ordinary legal business required according to business certificate.

〔3〕Till Sep.30th, 2008, Party A should transfer operation right of Xinguang to Party B.

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〔4〕Till Sep.30th, 2008, Party B will take over all properties of Party A.

〔5〕Till Sep.30th, 2008, Party B will take over all current inventory of Party A.

（6）Till Sep.30th, 2008, Party B will take over part of employees of Party A, after that their wages will be undertook by Party B..

2.2 As agreed by two parties, Party B will undertake all operating losses or profits of Xinguang after Sep.30th, 2008. Before (including) that day, all of the claims, debts, operating losses or profits will be taken by Party A.

Article 3 Transference price and payment

3.1 As agreed by both parties, the transference price (hereinafter “Payment”) of operating rights, properties and inventory of Xinguang is RMB 16,800,000.

3.2 Party B agrees to deposit the Payment into bank account in several periods according to terms as follows:

（1）RMB 100,000, first payment will be paid to Party A before Nov.15th as deposit.

(2) Second payment should be paid after two parties transfer properties and inventory of Target Company and finish related to industrial and commercial registration procedures changes. If any party fails to fulfill relevant duties, it will be regarded as a breach of obligations, and will bear the liability for breach of contract in accordance with Article VI of this Agreement.

3.3 Affirmation of Transference Date

3.2, Article 2 of this agreement defines the date that Party B finished all relevant procedure changes with the help of Party A will be transference date.

(1).Party A should give relevant properties and materials to Party B in accordance with 2.1 under the agreement.

(2)Party A guarantees clear all debts of the Target Company to outsiders before the commercial registration procedure changes finished

If any party fails to fulfill relevant duties, it will be treated as breach of obligation under the contract. According to Article 6 under the agreement, the party will bear the liability for breach of contract.

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3.4	The cost incurred in processing the transfer of various operation rights and assets delivery ruled in Chinese laws will be undertook by Party A in accordance with relevant laws and regulations.

Article 4 Warranty

4.1 Legal qualification

（1）Party A guarantees Xinguang is set up and continues to exist effectively according to Chinese laws, with all governmental business licenses, certificates and permits required for normal legal operation according to its business certificate.

（2）Party A guarantees the operation right transferred to Party B is legal operation right according to Article 2.1 in the agreement and has effective arrangement right to the transferred operation right this time. Party A guarantees there is no mortgage or other security rights related to the transferred operation right this time, and is free to any recourse of the third party. Otherwise, party A will undertake all economic and legal responsibilities.

（3）Both parties own the right of establishing and implementing this agreement, and guaranteeing this agreement is legally binding on both parties. Both parties have already gained necessary authorities to sign and implement this agreement, and the representatives signed on this agreement has already gained authority to sign it, which has legal binding force.

 4.2 Financial Issues

（1）Party A has already fully, honestly and accurately disclosed relevant information of the company to Party B, and guarantee company assets and debts information relating to this agreement is true, completed and exhaustive without any misleading statements.

（2）Party A never did any misleading or untruthful statements to Party B about company’s assets situation, operation situation or operation future.

4.3 Company Assets

（1）Party A guarantee that it is not involved in any outstanding and probably occurred litigation, arbitration, administrative punishment or other legal proceedings that would make the property of Party B blinded or adverse impact to obligations that undertook by Party B in this agreement.

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（2）Party A ensure there is no other right to company properties by any third party, no potential right disputes, no any compulsory acquisition, seizure, requisition, development proposals, notices, orders, decisions, judgments and so on from administrative and judiciary departments to these assets.

（3）Party A guarantee all the electricity and water facilities can be put into normal use on the transference date without any debt disputes

 4.4 Contract

（1）Party A declared it has already notify and show Party B all contracts that company is involved or ready to involved before signing the agreement.

（2）Besides the contracts mentioned in last article, company don’t have any other obligations of, or abnormal trading contracts, agreements, etc.

4.5 Party A guarantees all operation of Target Company comply with requirements of relevant rules and obligations of the country before transference date.

Article 5: Obligations of Both Parties

5.1	Party B should make sure pay Party A at agreed price and date according to this agreement as well as legal resource of the fund.
5.2	Party A transfer operation right, deliver assets, inventory and staff to Party B at agreed price and date according to this agreement.

Article 6 Breach of Obligation

6.1 After signed this agreement, if any party lost promise or fails to fulfill obligations under this agreement and does not take effective remedial measures within ten (10) days after receiving the other party’s written notice, the non-defaulting party is entitled to terminate the contract in written notice to defaulting party. Moreover, whether non-defaulting party decides to terminate the obligation of the agreement, defaulting party has to undertake the liability according to Article 6.2 in this agreement.

6.2 If Party B fails to fulfill obligations in this agreement, it has no right to ask Party B to return deposit. If Party B fails to fulfill obligations in this agreement, it should pay twice deposit. Any party would pay liquidated damages to the other party for breach of the agreement which is RMB 2,000,000.

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 Article 7 Applicable laws and dispute settlement

7.1 This agreement conclusion and fulfilling is applicable to Chinese laws and follow Chinese laws.

7.2 Any dispute produced from this agreement or related to this agreement between Party A and Party B should be settled with friendly negotiation. If it can’t be settled in 60 days from the date of dispute, any party has the right to propose to Daqing City People’s Court.

Article 8 Other

8.1 Before the disclosure of operation right transference and properties delivery in accordance with relevant regulations, both parties involved in this operation right transference and properties delivery has the obligation of confidentiality to all issues referred in this agreement. If there is any consequence due to leakage by people from any party, it should bear all responsibility of it.

8.2 If any or many provisions under this agreement are regarded as invalid, illegal or unenforceable in applicable laws, the validity and enforceability of other provisions in this agreement will not be effected or weakened.

8.3 Four original copies of this Agreement by Party A and Party B holding two originals have the same legal effect. Any unaccomplished matters will be negotiated and solved with both parties.

8.4 Both parties agree to enter into any further contract of operation right and properties transference for cancelling industrial and commercial registration and properties delivery. The agreement will prevail if there is any difference between the contract and the agreement.

Signed by both parties：

Party A：Ne He Wanlong Co., LTD

Party B：Daqing Qingkelong Chain Commerce&Trade Co., Ltd.

Legal Representative：Zhuangyi, Wang

Sep.30th, 2008

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